Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-79979 on Form S-8 of National Bankshares, Inc. of our reports dated March 8, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of National Bankshares, Inc. for the year ended December 31, 2016.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 8, 2017